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                                                                     EXHIBIT 5.1

              [LETTERHEAD OF HOGAN & HARTSON L.L.P. APPEARS HERE]

                                 May 11, 1999

Board of Directors
U.S. Foodservice
9755 Patuxent Woods Drive
Columbia, Maryland  21046

Gentlemen:

          This firm has acted as counsel to U.S. Foodservice (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), of 2,860,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable under the Company's Plans (as defined below). Of such Shares, 1,700,000 shares are issuable under the Company's 1994 Stock Incentive Plan (the "1994 Plan"), 160,000 shares are issuable under the Company's Stock Option Plan for Outside Directors (the "Outside Director Plan"), and 1,000,000 shares are issuable under the Company's 1998 Stock Option and Incentive Plan (the "1998 Plan" and, together with the 1994 Plan and the Outside Director Plan, the "Plans"). This letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
(S)229.601(b)(5), in connection with such registration.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.      An executed copy of the Registration Statement.

          2. A copy of the 1994 Plan, as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. A copy of the Outside Director Plan, as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. A copy of the 1998 Plan, as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. The Restated Certificate of Incorporation of the Company, as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          6. The Amended and Restated By-laws of the Company, as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          7. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated April 7, 1999.

          8. Resolutions of the Board of Directors of the Company adopted on November 4, 1994, September 30, 1996, September 24, 1997, September 24, 1998 and January 21, 1999, as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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          9.      Resolutions of the stockholders of the Company adopted at
                  meetings held on November 15, 1996, December 23, 1997 and November 20, 1998, as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          10. A certificate of an officer of the Company, dated the date hereof, as to certain facts relating to the Company.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on Delaware corporate law. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plans (with the Company having received the consideration therefor as specified in the Plans, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable under Delaware corporate law.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on or about the date of this opinion letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                              Very truly yours,

                              /s/ Hogan & Hartson L.L.P.

                              HOGAN & HARTSON L.L.P.